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NOTICE OF GUARANTEED DELIVERY
of
7% Senior Notes Due 2013
of
USA INTERACTIVE

        This form, or one substantially equivalent hereto, must be used by any Holder of 7% Senior Notes due 2013 (the "Old 7% Notes") of USA Interactive, a Delaware corporation (the "Issuer"), who wishes to tender Old 7% Notes pursuant to the Issuer's Exchange Offer, as defined in the Prospectus dated [    •    ], 2003 (the "Prospectus"), and (i) whose Old 7% Notes are not immediately available or (ii) who cannot deliver such Old 7% Notes or any other documents required by the Letter of Transmittal on or before the Expiration Date or (iii) who cannot comply with the book-entry transfer procedure on a timely basis. This form may be delivered by facsimile transmission, mail or hand delivery to the Exchange Agent. See "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms not defined herein are defined in the Prospectus.

The Exchange Agent for the Exchange Offer is:
JPMORGAN CHASE BANK

By Registered or Certified Mail, or Overnight Delivery After 4:30 p.m. on the Expiration Date: JPMorgan Chase Bank ITS Bond Events 2001 Bryan Street, 9th Floor Dallas, TX 75201	By Regular Mail (REGISTERED OR CERTIFIED MAIL RECOMMENDED) JPMorgan Chase Bank ITS Bond Events P.O. Box 2320 Dallas, TX 75221
Attention: Frank Ivins For Information Call: (212) 623-6794	By Facsimile Transmission Number (for Eligible Institutions only): (214) 468-6494 Attention: Frank Ivins To Confirm Facsimile (214) 468-6464

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuer upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old 7% Notes specified below pursuant to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Old 7% Notes set forth in the Letter of Transmittal. The undersigned hereby tenders the Old 7% Notes listed below:

Certificate Number(s) (if available)	Principal Amount Tendered

        All authority herein conferred or agreed to be conferred shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        If Old 7% Notes will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution:	Depository Trust Company Account Number:

PLEASE SIGN HERE
X _____________________________________	Date: __________________________________________________________________
Signature(s) of Owner(s) or Authorized Signatory
Area Code and Telephone Number: __________________

          Must be signed by the holder(s) of Old 7% Notes as their name(s) appear(s) on certificates for Old 7% Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

  Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

  GUARANTEE
  (Not to be used for signature guarantee)

  The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, guarantees that the certificates representing the principal amount of Old 7% Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old 7% Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" of the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Street Address	Name (please print)

City, State and Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATES FOR OLD 7% NOTES WITH THIS FORM. ACTUAL
SURRENDER OR CERTIFICATES FOR OLD 7% NOTES MUST BE MADE PURSUANT TO,
AND BE ACCOMPANIED BY, THE EXECUTED LETTER OF TRANSMITTAL.

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DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
DO NOT SEND CERTIFICATES FOR OLD 7% NOTES WITH THIS FORM. ACTUAL SURRENDER OR CERTIFICATES FOR OLD 7% NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE EXECUTED LETTER OF TRANSMITTAL.